FundTech Solutions, LLC
16055 Space Center Blvd.
Suite 235
Houston, TX 77062

February 10, 2009

Gemini Explorations, Inc
Suite 103, 240-11th Avenue SW
Calgary, Alberta, Canada T2R 0C3

Re: Amendment

Gemini Explorations, Inc. ("GXPI") and FundTech Solutions, LLC ("FUND") wish to enter into an agreement allowing FUND to convert aged debts of GXPI in to equity of GXPI. GXPI agrees to issue FUND unrestricted shares of its Common Stock upon receipt of an assignment of debt from Epsom Investment Services N.V. evidencing ownership of the Debt.

As per the terms of the Debt Purchase Agreement, GXPI shall cause to be issued Two Hundred Million shares (200,000,000) of shares of its unrestricted Common Stock to FUND or any assignees of FUND as per the following conditions;

1. The GXPI hereby accepts said assignment to FUND and anyone FUND may assign the debt too;

2. Convertibility – The terms and conditions of the underlying Debt shall be so modified or amended as to include a convertibility provision allowing the FUND to convert into common voting stock at a price of $.0005 per share or 200,000,000 million shares of GXPI

3. Fractional Conversion – This Debt Conversion Agreement shall be convertible in whole or in part into Conversion Shares at anytime.

4. Denovo of Debt and Extension of Payment Period – The GXPI hereby renews and affirms the debt as a legally binding obligation, regardless of any termination date or statue of limitation, and hereby extends the Debt for 5 years from the execution hereof, or the depletion and satisfaction of the Debt with all accrued interest thereon.

5. Transfer Agent Irrevocable Instructions – The GXPI hereby irrevocably instructs their Transfer Agent, current or successor, to issue said conversion shares upon request by

investor and waives all objections thereto. GXPI furthermore agrees to deliver all conversion shares via DWAC.

6. Jurisdiction and Venue – All Parties hereto consent to the Debt instrument and Conversion Agreement having jurisdiction within the State of Florida, County of Broward.

7. **Representations and Warranties –**

   GXPI – hereby represents and warrants the following material inducements:

   Agrees to convert the debt at a rate of $.0005 per share or a total of 200,000,000 free trading shares.

   To hold a reserve of Authorized shares for the issuance of conversion shares;

   GXPI has no objection to, and hereby waives all objections, to a reasonable legal opinion regarding the free trading nature of the conversion shares or the mechanics of the transaction;

   All services constituting the Debt have been fully rendered for legitimate business purposes;

8. **Miscellaneous**

   1.1 *Execution* – This Agreement may be executed in counterparts, each taken in conjunction equating to a fully executed agreement; facsimile and scanned signatures may be accepted in lieu of original manual signatures;

   1.2 *Jurisdiction and Venue* – The jurisdiction and venue for this Debt Conversion Agreement shall be within the State of Florida, County of Broward.

   1.3 *Modification* – This Conversion Agreement and the debt may only be modified in writing signed by all parties.

(Signature page to follow)

By signing below you are in agreement with the amendment outlined above

FUNDTECH SOLUTIONS, LLC

____

Matthew Dwyer, Manager

GEMINI EXPLORATIONS, INC

____

Michael Hill, President